PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT


      AGREEMENT made this 30th day of April, 1998 by and between TII INDUSTRIES, INC., a Delaware corporation ("DEBTOR"), with its chief executive office at 1385 Akron Street, Copiague, New York 11726 and BNY FINANCIAL CORPORATION, a New York corporation ("SECURED PARTY"), having an office at 1290 Avenue of the Americas, New York, New York 10104.

                              W I T N E S S E T H:

      WHEREAS, Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the patents and applications therefor described in Exhibit A annexed hereto and made a part hereof; and

      WHEREAS, Secured Party and Debtor are contemporaneously herewith entering into financing arrangements pursuant to which Secured Party may make loans and advances and provide other financial accommodations to Debtor as set forth in the Revolving Credit, Term Loan and Security Agreement, dated of even date herewith, by and among Secured Party and Debtor and TII Corporation (the "CREDIT AGREEMENT"), together with various other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Agreement (all of the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "FINANCING AGREEMENTS"); and

      WHEREAS, in order to induce Secured Party to enter into the Financing Agreements and make loans and advances and provide other financial accommodations pursuant thereto, Debtor has agreed to grant to Secured Party certain collateral security as set forth herein;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees as follows:

      1.    GRANT OF SECURITY INTEREST

            As collateral security for the prompt performance, observance and indefeasible payment in full of all of the Obligations (as hereinafter defined), Debtor hereby grants to Secured Party a continuing security interest in and a general lien upon, and hereby assigns and transfers to Secured Party: (a) all of Debtor's now existing or hereafter acquired right, title and interest in and to: all of Debtor's interest in any patents; all applications, registrations and recordings relating to such patents in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals thereof including, without limitation, those patents, applications, registrations and recordings described in Schedule A hereto (the "PATENTS"), and
(b) any and all proceeds of any of the foregoing, including, without limitation, any claims by Debtor against third parties for infringement of the Patents or any licenses with respect thereto (all of the foregoing are collectively referred to herein as the "COLLATERAL").

      2.    OBLIGATIONS SECURED

      The security interest, lien and other interests granted to Secured Party pursuant to this Agreement shall secure the prompt performance, observance and indefeasible payment in full of any and all loans, indebtedness, liabilities and obligations of any kind owing by Debtor to Secured Party, however evidenced, whether as principal, guarantor or otherwise, whether arising under the Agreement, the other Financing Agreements or otherwise whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, original, renewed or extended, whether arising directly or acquired from others (including without limitation, Secured Party's participations or interests in Debtor's obligations to others) and including, without limitation, Secured Party's charges, commissions, interest, expenses, costs and attorneys' fees chargeable to Debtor under this Agreement, the Financing Agreements or in connection with any of the foregoing (all hereinafter referred to as "OBLIGATIONS").

      3.    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Debtor hereby represents, warrants and covenants with and to Secured Party that the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans by Secured Party to Debtor under the Financing Agreements:

            (a) Debtor will pay and perform all of the Obligations according to their terms.

            (b) All of the existing Collateral is valid and subsisting in full force and effect, and Debtor owns the sole, full, and clear title thereto, and the right and power to grant the security interests granted hereunder. Debtor will, at Debtor's expense, perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting and registered patents including, without
limitation,  the  filing  of  any  renewal  affidavits  and  applications.   The
Collateral is not subject to any liens, claims, mortgages, assignments, licenses, security interests, or encumbrances of any nature whatsoever, except the security interests granted hereunder and the licenses permitted under
Section 3(e) below.

            (c) Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license relating to the Collateral, except as permitted herein or in the Financing Agreements, or otherwise dispose of any of the Collateral without the prior written consent of Secured Party. Nothing in this Agreement shall be deemed a consent by Secured Party to any such action, except as such action is expressly permitted hereunder.

            (d) Debtor will, at Debtor's expense, perform all acts and execute all documents requested at any time by Secured Party to evidence, perfect, maintain, record, or enforce the security interest in the Collateral granted hereunder or to otherwise further the provisions of this Agreement. Debtor hereby authorizes Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral signed only by Secured Party or as otherwise determined by Secured Party. Debtor further authorizes Secured Party to have this or any other similar security agreement filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

            (e) As of the date hereof, Debtor does not have any Patents registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States other than those described in Schedule A annexed hereto and has not granted any licenses with respect thereto other than as set forth in Schedule B hereto.

            (f) Debtor will, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party five (5) originals of a Special Power of Attorney in the form of Exhibit 1 annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder.

            (g) Secured Party may, in its discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Secured Party to preserve, defend, protect, maintain, record, amend or enforce the Obligations, the Collateral, or the security interest granted hereunder including but not limited to all filing or recording fees, court costs, collection charges and reasonable attorneys' fees. Debtor will be liable to Secured Party for any such payment, which payment shall be deemed an advance by Secured Party to Debtor, shall be payable on demand together with interest at the then applicable rate set forth in the Financing Agreements and shall be part of the Obligations secured hereby.

            (h) Debtor shall not file any application for the registration of a Patent with the United States Patent and Trademark Office or any similar office or agency in the United States, any state therein, or any other country, unless Debtor has by thirty (30) days prior written notice informed Secured Party of such action. Upon request of Secured Party, Debtor shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Secured Party to evidence the security interests of Secured Party in such Patent.

            (i) Debtor has not abandoned any of the Patents and Debtor will not do any act, nor omit to do any act, whereby the Patents may become abandoned, invalidated, unenforceable, avoided, or avoidable. Debtor shall notify Secured Party immediately if it knows or has reason to know of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, avoided, or avoidable.

            (j) Debtor will render any assistance necessary to Secured Party in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States or any state therein or any other country to maintain such application and registration of the Patents as Debtor's exclusive property and to protect Secured Party's interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

            (k) Debtor will promptly notify Secured Party if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any other process or product which infringes upon any Patent. If requested by Secured Party, Debtor, at Debtor's expense, shall join with Secured Party in such action as Secured Party, in Secured Party's discretion, may deem advisable for the protection of Secured Party's interest in and to the Patents.

            (l) Debtor assumes all responsibility and liability arising from the use of the Patents and Debtor hereby indemnifies and holds Secured Party harmless from and against any claim, suit, loss, damage, or expense (including attorneys' fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Patent or out of the manufacture, promotion, labelling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof).

            (m) Debtor will promptly pay Secured Party for any and all costs and reasonable expenditures incurred by Secured Party pursuant to the provisions of this Agreement or for the defense, protection, or enforcement of the Obligations, the Collateral, or the security interests granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel expenses, and attorneys' fees and reasonable legal expenses. Such costs and reasonable expenditures shall be payable on demand, together with interest at the then applicable rate set forth in the Financing Agreements and shall be part of the Obligations secured hereby.

      4.    EVENTS OF DEFAULT

      All Obligations shall become immediately due and payable, without notice or demand, at the option of Secured Party, upon the occurrence of any one or more defaults or events of default under the Financing Agreements (each an "EVENT OF DEFAULT" hereunder).

      5.    RIGHTS AND REMEDIES

      Upon the occurrence of any such Event of Default and during the continuance thereof, in addition to all other rights and remedies of Secured Party, whether provided under law, the Financing Agreements or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor except as such notice or consent is expressly provided for hereunder:

            (a)   Secured  Party  may  require  that  neither   Debtor  nor  any
affiliate or subsidiary of Debtor make any use of the Patents for any purpose whatsoever. Secured Party may make use of any Patents for the sale of goods, completion of work-in-process or rendering of services or otherwise in connection with enforcing any other security interest granted to Secured Party by Debtor or any subsidiary or affiliate of Debtor.

            (b) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

            (c) Secured Party may assign, sell, or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations except that if notice to Debtor of intended disposition of Collateral is required by law, the giving of five (5) business days prior notice in the manner set forth in subparagraph 6(b) hereof shall be deemed reasonable notice thereof and Debtor waives any other notice with respect thereto. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts which Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.

            (d) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to Subparagraph 5(c) hereof, Secured Party may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in Subparagraph 3(f) hereof, one or more instruments of assignment of the Patents (or any application, registration, or recording relating thereto), in form suitable for filing, recording, or registration. Debtor agrees to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys' fees and legal expenses.

            (e) Secured Party may first apply the proceeds actually received from any such license, assignment, sale, or other disposition of Collateral to the costs and expenses thereof, including, without limitation, attorneys' fees and all legal, travel, and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as Secured Party may in its discretion determine. Debtor shall remain liable to Secured Party for any expenses or obligations remaining unpaid after the application of such proceeds, and Debtor will pay Secured Party on demand any such unpaid amount, together with interest at a rate equal to the highest rate then payable on the Obligations.

            (f) Debtor shall supply to Secured Party or to Secured Party's designee, Debtor's knowledge and expertise relating to the manufacture and sale of the products and services to which the Patents relate and Debtor's customer lists and other records relating to the Patents and the distribution thereof.

            (g) Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under law, this Agreement, the other Financing Agreements or otherwise, shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

      6.    MISCELLANEOUS

            (a) Any failure or delay by Secured Party to require strict performance by Debtor of any of the provisions, warranties, terms, and conditions contained herein or in any other agreement, document, or instrument, shall not affect Secured Party or Secured Party's right to demand strict compliance and performance therewith, and any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether of the same or of a different type. None of the warranties, conditions, provisions, and terms contained herein or in any other agreement, document, or instrument shall be deemed to have been waived by any act or knowledge of Secured Party, its agents, officers, or employees, but only by an instrument in writing, signed by an officer of Secured Party and directed to Debtor, specifying such waiver.

            (b) All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made: if by hand, telex, telegram or facsimile immediately upon sending; if by Federal Express, Express Mail or any other overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, return receipt requested, five (5) business days after mailing. All notices, requests and demands are to be given to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph) set forth herein:

            If to Debtor:                    TII INDUSTRIES, INC.
                                             1385 Akron Street
                                             Copiague, New York 11726
                                             Attention: President

            If to Secured Party:             BNY FINANCIAL CORPORATION
                                             1290 Avenue of the Americas
                                             New York, New York  10104
                                             Attention:  Mr. Frank Imperato

            (c) In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

            (d) All references to Debtor and Secured Party herein shall include their respective successors and assigns. All references to the term "person" herein shall mean an individual, sole proprietorship, limited partnership, general partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture association, organization or other entity or a government department or any agency, instrumentality or political subdivision thereof.

            (e) This Agreement shall be binding upon and for the benefit of the parties hereto and their respective successors and assigns. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement signed by the party to be charged thereby.

            (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES). ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE DEBTOR WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DEBTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE SECURED PARTY TO BRING PROCEEDINGS AGAINST THE DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION. THE DEBTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDINGS BY THE DEBTOR AGAINST THE SECURED PARTY INVOLVING, DIRECTLY OR
INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

            (g) In the event of any conflict of any of the terms or provisions of this Agreement with any of the terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall control.

            IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the day and year first above written.

                                       TII INDUSTRIES, INC.

                                       By:   /S/ PAUL SEBETIC
                                             --------------------------

                                       Title:VICE PRESIDENT-FINANCE
                                             --------------------------


                                       BNY FINANCIAL CORPORATION

                                       By:   /S/ JOHN J. MCFADDEN
                                             --------------------------

                                       Title:SENIOR VICE PRESIDENT
                                             --------------------------

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


            As of this ____ day of April, 1998, before me personally came __________ __________, to me known, who being duly sworn, did depose and say, that he is a ____________________ of TII INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                 -----------------------------
                                                 Notary Public




STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )


            As of this ____ day of April, 1998, before me personally came __________ __________, to me known, who, being duly sworn, did depose and say, that he is a __________________ of BNY FINANCIAL CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                 -----------------------------
                                                 Notary Public

                                   SCHEDULE A


                        LIST OF PATENTS AND APPLICATIONS


PATENT DESCRIPTION           PATENT NUMBER         DATE OF PATENT/APPLICATION


                                                    To Be Completed

                              SCHEDULE B - LICENSES


               PATENT COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT



                                      None

                                    EXHIBIT 1

                            SPECIAL POWER OF ATTORNEY
                                    (PATENT)

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

            KNOW ALL MEN BY THESE PRESENTS, that TII INDUSTRIES, INC. ("DEBTOR"), having an office at 1385 Akron Street, Copiague, New York 11726, hereby appoints and constitutes, severally, BNY FINANCIAL CORPORATION ("SECURED PARTY"), and each of its officers, its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Debtor at any time after the occurrence and during the continuance of an Event of Default under the Security Agreement (as hereinafter defined):

            1.  Execution  and  delivery of any and all  agreements,  documents, instrument of assignment, or other papers which Secured Party, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Debtor in and to any patents and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

            2. Execution and delivery of any and all documents, statements, certificates or other papers which Secured Party, in its discretion, deems necessary or advisable to further the purposes described in Subparagraph 1 hereof.

            This Power of Attorney, being a power coupled with an interest, is made pursuant to a Patent Collateral Assignment and Security Agreement between Debtor and Secured Party, of even date herewith (the "SECURITY AGREEMENT") and may not be revoked until payment in full of all Debtor's "Obligations", as such term is defined in the Security Agreement and is subject to the terms and provisions thereof.

April ___, 1998

                                       TII INDUSTRIES, INC.

                                       By:   _________________________

                                       Title:_________________________

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )


            As of this ____ day of April, 1998, before me personally came __________ __________, to me known, who being duly sworn, did depose and say, that he is a ____________________ of TII INDUSTRIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                                      __________________________
                                                      Notary Public